Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities and Exchange Commission

Date of Report (Date of earliest event reported): January 27, 2005.

Diamond I, Inc.
(Exact name of registrant as specified in its charter)

Delaware	33-19961	01-0623010
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

5555 Hilton Avenue, Suite 207, Baton Rouge, Louisiana 70808
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (225) 923-1034

AirRover Wi-Fi Corp.
(Former name or former address, if changed since last report)

Form 8-K
Diamond I, Inc.
Item 7.01.	Regulation FD Disclosure.
Press Release
On January 27, 2005, we issued the press release reproduced below:
Diamond I Responds to Inquiries: What is ``WifiCasino GS''?
Wi-Fi-Based, Hand-Held Gaming System to Be Company's Primary Focus

BATON ROUGE, La., Jan 27, 2005 (BUSINESS WIRE) -- Diamond I, Inc. (formerly AirRover Wi-Fi Corp.) (AVWF) , a Wi-Fi-based communications solutions company, provided today, in response to numerous inquiries, an explanation of its Wi-Fi-based, hand-held gaming system known as "WifiCasino GS", as well as a clarification of its strategy for bringing this product to market.

The Wireless Gaming System

Diamond I's WifiCasino GS is a secure wireless PDA-based gambling and media network designed for Las Vegas-style casinos and resorts, as well as cruise ships and race tracks. The WifiCasino GS is designed to allow patrons to gamble anywhere on a casino's, ship's or track's premises (as permitted by regulatory bodies), including in their rooms, pool-side and at the bar. Using unique, proprietary technologies, Diamond I's system offers a highly secure and consumer friendly gambling solution.

In addition, Diamond I's system is capable of extending beyond gambling applications, to include providing Internet access, obtaining resort information, ordering meals and drinks, accessing concierge services, etc. With future applications in mind, WifiCasino GS's modular design will accommodate future plug-in modules that provide additional functionality, thereby permitting the host resort to provide its patrons with new forms of services and experiences.

Implementation Options

WifiCasino GS can be setup solely as a wireless gambling product or can be implemented as a full resort services/gambling/management/media system, depending on the preferences of the resort. Diamond I's system can be integrated into a resort's existing IT infrastructure or can be installed and operated as a stand-alone system.

WifiCasino GS is made up of five integrated systems that deliver wireless gambling, multimedia applications and Advanced Customer Relationship Management (CRM), as well as Statistical Recording/Analysis (SRA).

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SecureGamble provides the gambling and security features allowing users to gamble from PDA's within the hotel. It uses biometric identification, location tracking, and other security implementations to guarantee legitimate gambling.

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MediaServe is a modular system that handles the non-gambling media, marketing, and other amenities and services. At anytime, the resort can choose to implement optional modules that deliver customized features to the casino guest, such as internet access, resort and event info, audio/video features, account information, concierge services, checkout and billing info.

-	AirTrack is the location tracking system. This system is used by every other system and location-based service.
-	GSAdmin is the management and administration system for the WifiCasino GS, which allows management to monitor any active module or application in real-time.
-	OpenHand CRM/SRA is the full CRM and Statistical Recording/Analysis engine of the system. It works to collect user data, activity info, location info, etc.
The Market Development Process

Diamond I seeks to secure a Las Vegas hotel/casino to serve as the demonstration site for its WifiCasino GS, in conjunction with its application for a gaming license. Currently, Diamond I is in negotiations with a nationally-known Las Vegas casino to serve as the demonstration facility for its system. Also, Diamond I is working to secure a cruise ship on which to implement a WifiCasino GS system; Diamond I has had preliminary discussions with the owners of one or more cruise ships. Diamond I has also had preliminary discussions with the owners of one or more horse racing facilities, with respect to its establishing a WifiCasino GS system on such a facility.

About Diamond I, Inc.

Diamond I, Inc. is a development-stage company that focuses on bringing new Wi-Fi-based products to market, including a hand-held Wi-Fi-based gaming system for on-premises use by casinos/resorts, known as WifiCasino GS Concierge and Gaming System(TM). The company also provides Wi-Fi Internet access in Louisiana, Arizona, Maryland, Pennsylvania, Nebraska and Washington, D.C. The term "Wi-Fi" (wireless fidelity) refers to an industry standard for wireless equipment that meets published 802.11(x) standards. Wi-Fi equipment operates in unlicensed spectra, such as 2.4 and 5.8 Ghz.

Forward-Looking Statements

Certain statements in these interviews and news releases may constitute "forward looking" statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Such forward looking statements involve risk, uncertainties, and other factors, which may cause the actual results, performance, or achievement expressed or implied by such forward looking statements to differ materially from the forward looking statements. Certain statements contained in the interviews are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve numerous risks and uncertainties, including, but not limited to, risks and uncertainties pertaining to development of Diamond I's products and services and markets for such products and services, the timing and level of customer orders, competitive products and service, changes in economic conditions and other risks and uncertainties. Although Diamond I believes the statements are reasonable, it can give no assurance that such expectations will prove correct. Diamond I cautions that any forward-looking statements contained herein are not a guarantee of future performance and that actual results may differ materially.

Contact: Diamond I, Inc., Baton Rouge David Loflin, 225-923-1034 dloflin@diamonditech.com
* * * END OF PRESS RELEASE * * *

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunder duly authorized.

Dated: January 27, 2005.	DIAMOND I, INC.

By:	/s/ DAVID LOFLIN
David Loflin President